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                                                                    EXHIBIT 77O

                 COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC
                                COLUMBIA FUNDS
               RULE 10f-3 REPORT FORM (AFFILIATED UNDERWRITINGS)

 RECORD OF SECURITIES PURCHASED PURSUANT TO COLUMBIA FUNDS' RULE 10f-3 POLICY

1.   Fund Name:012-DIVBND

2.   (a) Issuer: Stanley Black & Decker

     (b) CUSIP: 081084521                (c) Class of Securities: PFDS

3. Underwriter/Seller from whom securities were purchased: Wells Fargo Securities LLC

4.   The affiliated underwriter managing or participating in syndicate: AFSI

5. List the underwriting syndicate members: (Please also attach the prospectus or offering statement)

BAC
Morgan Stanley
UBS
Wells Fargo Securities LLC

6.   Par Value purchased by the Fund: 540,000

7.   Principal amount purchased by the Fund: $13,500,000

8. Aggregate principal amount of purchase for all Columbia Funds, other investment companies advised by CMIA and other accounts advised by CMIA over which CMIA has investment discretion and, in fact, CMIA exercised such discretion with respect to purchase of issue for such accounts:

     $50,000,000

9.   Aggregate principal amount of offering: $750,000,000

10.  Purchase price (net of fees and expenses): $25

11.  Date offering is due to commence: 7/18/2012

12.  Trade Date: 7/18/2012

13.  Price at close of the first day on which any sales were made: $25.68

14.  Commission, spread or profit to be received by principal underwriters:
     $.075

15. Can all the following conditions be satisfied? (ALL CONDITIONS MUST BE ANSWERED AFFIRMATIVELY)

a. The securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser in that (or any concurrent) offering (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated) (For purposes of determining compliance with the timing aspect of this requirement, adviser may reasonably rely upon written statements made by issuer, syndicate manager, underwriter or seller of the securities)?

     Yes [X] No [_]

b. The securities were offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except for those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities (a "firm commitment")?

     Yes [X] No [_]

c. In your opinion, the commission, spread or profit was reasonable and fair in relation to that being received by others in connection with the underwriting of similar securities being sold during a comparable period of time?

     Yes [X] No [_]

d. The securities were not purchased directly or indirectly from an affiliated underwriter; provided that a purchase from a syndicate manager shall not be deemed as such if such underwriter did not directly or indirectly benefit from the transaction (receipt of underwriting fees is not deemed a direct or indirect benefit) or, with respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group order?

     Yes [X] No [_]

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                                COLUMBIA FUNDS
               RULE 10f-3 REPORT FORM (AFFILIATED UNDERWRITINGS)

e.     Aggregation and Percentage Limit

       The amount of any class of the issue purchased by the Fund, aggregated with purchases of the same issue by all investment companies (registered or unregistered) advised by CMIA and with other accounts over which CMIA has investment discretion and has exercised such investment discretion with respect to the purchase, did not exceed: (i) 25% of the principal amount of the offering of such class; or (ii) if an Eligible Rule 144A Offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering?

       Yes [X] No [_]

16.    The securities purchased are (CHECK AT LEAST ONE BOX):

(i)    part of an issue registered under the Securities Act of 1933       [X]
       that is being offered to the public where:
-      the issuer (including predecessors) has been in continuous operation for at least three years.
(ii)   "Government Securities," meaning securities that:                  [_]
-      are issued or guaranteed as to principal or interest by the
       United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United
       States pursuant to authority granted by the Congress of the
       United States or any certificate of deposit for any of the foregoing; and
-      the issuer (including predecessors) has been in continuous operation for at least three years.
(iii)  "Eligible Municipal Securities," meaning securities that are:      [_]
-      direct obligations of, or obligations guaranteed as to
       principal or interest by, a state or political subdivision thereof, or any agency or instrumentality of a state or any political subdivision thereof, or any municipal corporate instrumentality of one or more states, or any security which is an industrial development bond the interest on which is excludable from gross income under the Internal Revenue
       Code, consistent with Section 3(a)(29) of the Securities
       Exchange Act of 1934; and
- sufficiently liquid such that they can be sold at or near their carrying value within a reasonably short period of time and either (i) are subject to no greater than moderate credit risk;
       or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of
       credit risk.
(iv)   part of an issue that is an "Eligible Foreign Offering,"           [_]
       meaning the offering:
-      is part of a public offering conducted under the laws of a foreign country;
-      is subject to regulation by a foreign financial regulatory authority (as defined in Section 2(a)(50) of the 1940 Act) in such country;
-      is offered at a fixed price to all purchasers in the offering;
-      contains financial statements, prepared and audited in
       accordance with standards required or permitted by the
       foreign financial regulatory authority in such country for the two years prior to the offering, and are made available to the public and prospective purchasers in connection with the
       offering;
- if the issuer is a domestic issuer, has a class of securities registered under the Securities Exchange Act of 1934 (the
       "Exchange Act") and has filed all material required to be
       filed pursuant to Section 13(a) or 15(d) under the Exchange
       Act for a period of at least 12 months prior to the sale of securities made in reliance; and
-      the issuer (including predecessors) has been in continuous operation for at least three years.
(v)    part of an issue that is an "Eligible Rule 144A Offering,"         [_]
       meaning the offering:
- is exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder or Rules
       501-508 thereunder;
- is made to (and is eligible for resale by) persons the seller and any person acting on behalf of the seller reasonably believes include "qualified institutional buyers" as defined in Rule 144A(a)(1);
- the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A and
- the issuer (including predecessors) has been in continuous operation for at least three years.
       For purposes of determining compliance with the Eligible
       Rule 144A Offering requirements, adviser may reasonably rely upon written statements made by issuer, syndicate manager, underwriter or seller of the securities

17. All required information has or will be provided to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Directors?

       Yes [X] No [_]

/s/ Carl Pappo                         September 7, 2012
-------------------------------------  -----------------
Portfolio Manager Signature            Date
Form and backup may be submitted by: William J Peishoff
E-MAIL: AMPF--Compliance--Asset Management--MF
Transactions@columbiamanagement.com

FAX: 866-708-1362

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